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                                                                    Exhibit 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


MicroTel International, Inc.
Ontario, California

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 1997, relating to the financial statements of MicroTel International, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        BDO SEIDMAN, LLP

San Francisco, California
September 22, 1997